Exhibit 99.1

News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas Develops Downstream System to Virtually Eliminate Waste from MagneGas 2™ Process

New Recycling System “Closes the Loop” Making Proprietary Gasification System Virtually Waste Free

TAMPA, FL – September 28, 2017 -- MagneGas Corporation ("MagneGas" or the "Company") (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that the Company has developed and installed a capture and evaporation system that recycles 95% of the minimal waste byproducts produced during the production of MagneGas2®. This renders the system virtually waste free when compared to competitive legacy acetylene production methods that utilize a variety of dangerous raw materials and generate large volumes of polluting liquid wastes while consuming thousands of gallons of water.

“The significance of this new gasification system process from a sales and marketing perspective cannot be understated as we can now market our gasification systems as virtually waste free in comparison to acetylene systems which have leech ponds, large volume polluting waste streams,” commented MagneGas CEO Ermanno Santilli. “Our prospective European customers are eager to change over their legacy acetylene systems with a MagneGas gasification system not only due to the renewability of the product but due to the much smaller physical and environmental impact footprint. Closing the loop on virtually all liquid waste from our process takes our offering to a completely new level in all markets.”

“During our visits to prospective clients, particularly in Europe, I was impressed by the level of environmental sensitivity and the positive reception to our gasification systems,” commented MagneGas CFO Scott Mahoney. “The entire market has been searching for more cost effective and environmentally friendly solutions to legacy acetylene systems, which before MagneGas were simply not available. Not only do we offer a solution which is renewable but now we offer a solution with virtually no liquid waste unlike legacy acetylene systems. Our new zero waste solution is not only environmentally compelling but a financial game-changer for both MagneGas and our gasification unit clients.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company's testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company's website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributor, ESSI (Equipment Sales and Services, Inc). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

The MagneGas IR App is now available for free in Apple's App Store for the iPhone or iPad http://bit.ly/AfLYww and at Google Play http://bit.ly/Km2iyk for Android mobile devices.

To be added to the MagneGas investor email list, please email pcarlson@kcsa.com with MNGA in the subject line.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.